Exhibit 21.1

We expect the following to be subsidiaries of CST Brands, Inc. on the date of the distribution.

Name of Entity	Site of Incorporation or Organization
AUTOTRONIC SYSTEMS, INC.	Delaware
BIG DIAMOND, INC. (to be converted and renamed Big Diamond, LLC)	Texas
BIG DIAMOND NUMBER 1, INC. (to be converted and renamed Big Diamond Number 1, LLC)	Texas
CST ARKANSAS STATIONS, LLC	Arkansas
CST CALIFORNIA STATIONS, INC.	Delaware
CST CANADA CO.	Nova Scotia
CST CANADA HOLDING INC.	Nova Scotia
CST DIAMOND, L.P.	Texas
CST MARKETING AND SUPPLY COMPANY	Delaware
CST SECURITY SERVICES, INC.	Delaware
CST USA INC.	Delaware
DIAMOND SHAMROCK ARIZONA, INC.	Delaware
DIAMOND SHAMROCK STATIONS, INC.	Delaware
EMERALD MARKETING, INC.	Texas
NATIONAL CONVENIENCE STORES INCORPORATED	Delaware
SIGMOR BEVERAGE, INC.	Texas
SIGMOR CORPORATION (to be converted and renamed Sigmor Company, LLC)	Delaware
SIGMOR NUMBER 5, INC.	Texas
SIGMOR NUMBER 43, INC.	Texas
SIGMOR NUMBER 79, INC.	Texas
SIGMOR NUMBER 80, INC.	Texas
SIGMOR NUMBER 103, INC.	Texas
SIGMOR NUMBER 105, INC.	Texas
SIGMOR NUMBER 119, INC.	Texas
SIGMOR NUMBER 178, INC.	Texas
SIGMOR NUMBER 196, INC.	Texas
SIGMOR NUMBER 238, INC.	Texas
SIGMOR NUMBER 259, INC.	Texas
SIGMOR NUMBER 422, INC.	Texas
SKIPPER BEVERAGE COMPANY, INC. (to be converted and renamed Skipper Beverage Company, LLC)	Texas
SUNSHINE BEVERAGE CO.	Texas
TOC-DS COMPANY	Delaware
ULTRAMAR SERVICES INC.	Canada
VALERO DIAMOND METRO, INC. (to be converted and renamed CST Metro LLC)	Michigan
VALERO RETAIL HOLDINGS, INC. (to be converted and renamed CST Services LLC)	Delaware
VALLEY SHAMROCK, INC.	Texas
VRG DIAMOND HOLDINGS, LLC	Texas

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